EXHIBIT 99.2

FOR IMMEDIATE RELEASE

May 6, 2004	Contact: Robin Schoen 215-504-2122

Ramp Announces Heather Urich Will Serve As LifeRamp National Spokesperson

         New York, NY - Ramp Corporation [AMEX:  RCO] today announced that Heather Urich will serve as National Spokesperson for LifeRamp Family Financial, Inc. ("LifeRamp").  LifeRamp, a wholly-owned subsidiary of Ramp Corporation, intends to provide financial assistance to a large subset of individuals with cancer and their families by letting them establish lines of credit against the face value of their qualifying life insurance policies, at reasonable rates.

Heather Urich understands the issues facing those living with cancer and their families.  Her husband of 24 years, actor Robert Urich, was diagnosed with synovial cell sarcoma, a rare form of soft tissue cancer, in 1996.  He died on April 16, 2002.  While fighting his cancer, Robert and Heather founded The Urich Fund for Sarcoma Research at the University of Michigan.

"When Robert was diagnosed with cancer, we personally experienced the devastating impact of this awful illness on every aspect of our lives," said Mrs. Urich.  "LifeRamp's LivingChoiceSM program is intended to let people with cancer and their families maintain better control of their financial situation during this most difficult time.  Easy access and flexible funding options make this a very attractive option for those already struggling to maintain some semblance of control in their lives," she concluded.

"We are extremely privileged to have Heather Urich as LifeRamp's National Spokesperson.  Heather is an articulate and passionate proponent of support for people with cancer and their families, having experienced this painful situation firsthand," stated Andrew Brown, Ramp CEO and President.  "LifeRamp's LivingChoice Program is a much-needed financial solution that provides a number of meaningful benefits that can significantly improve the quality of life for those with cancer," Brown concluded.

Toronto, Canada-born Heather Menzies met her late husband Robert while acting with him in a Libby's corned beef hash commercial.  They married a year later in 1974.  Heather guest starred with Robert in a variety of television programs, including VEGA$ and SPENSER FOR HIRE.  Additionally, the couple co-starred in theatrical productions, including THE HASTY HEART, which achieved substantial acclaim -- and was attended by President and Mrs. Ronald Reagan -- during its run at the Kennedy Center for the Arts in Washington, DC.  The Urichs have three children:  Ryan, born in 1979; Emily, born in 1980; and Alison, born in 1998.

Ramp Corporation is the parent company of HealthRamp, Inc. and OnRamp, formerly known as our Frontline division.  HealthRamp's CarePoint™ and CareGiver™ products enable communication of high value-added healthcare information among healthcare providers and a wide range of medical services providers and product vendors.  OnRamp provides a state-of-the-art telecommunications center that enables 24/7 communications between a medical practice and its patients.  Additional information about Ramp, and its products and services, can be found at www.Ramp.com.

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